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                                                                    EXHIBIT 4.1

                            CERTIFICATE OF TRUST OF
                               EBH CAPITAL TRUST



         THIS Certificate of Trust of EBH Capital Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is EBH Capital Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney
Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date: This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                 WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee


                                 By:  /s/ DONALD G. MACKELCAN
                                     -------------------------------------------
                                 Name:  Donald G. MacKelcan
                                 Title:   Vice President











     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 08:30 AM 09/09/1999
    991376053 - 3094185